UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 4, 2011

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On October 4, 2011, CME Group Inc. (the “Company”) will hold its Analyst Day from 10:00 a.m. – 3:00 p.m. (Central). Presentations by executive management will cover the Company’s strategic growth initiatives, as well as offer customer perspectives during two panels. A complete copy of the presentation slides and a link to the live video webcast will be posted and available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com.

Certain information which will be discussed during the webcast as set forth in Exhibit 99.1 is being furnished to the Securities and Exchange Commission in accordance with Item 7.01 of Form 8-K. The information is presented as of October 4, 2011 and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Excerpts from the Company’s Analyst Day presentation as set forth in Exhibit 99.1 is being furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: October 3, 2011	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Managing Director, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Excerpts from the Company’s Analyst Day presentation materials.